Pilgrim's

Computershare

Computershare Trust Company, N.A.
250 Royall Street
Canton Massachusetts 02021
Within USA, US territories & Canada XXX XXX XXXX
Outside USA, US territories & Canada XXX XXX XXXX
www.computershare.com

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C 1234567890 J N T

Primary Subscription Rights 12345678901234

PILGRIM'S PRIDE CORPORATION SUBSCRIPTION RIGHTS OFFERING

SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING FOR HOLDERS OF RECORD ON [ ], 2012

SUBSCRIPTION PRICE: $4.50 PER SHARE

Pilgrim's Pride Corporation, a Delaware corporation, (the "**Company**") is conducting a rights offering (the "**Rights Offering**"), that entitles the holders of the Company's common stock, par value $0.01 per share (the "**Common Stock**"), as of the 5:00 p.m., New York City time on [ ], 2012 (the "**Record Date**") to receive at no charge non-transferable subscription rights (each, a "**Subscription Right**") to purchase up to an aggregate of 44,444,444 shares of Common Stock at a subscription price of $4.50 per share (the "**Subscription Price**"), for up to an aggregate purchase price of $200 million, in cash as provided below. Each stockholder will receive one Subscription Right for each share of Common Stock owned on the Record Date and each Subscription Right will entitle its holder to purchase [ ] shares of Common Stock at the Subscription Price (the "**Basic Subscription Right**"). The Company will not issue fractional shares, but rather will round up the aggregate number of shares each holder is entitled to receive to the nearest whole number, with the total purchase price being adjusted accordingly.

Set forth above is the number of shares to which the holder whose name and address is set forth above is entitled to subscribe pursuant to the Basic Subscription Right. If you exercise all of your Basic Subscription Rights in full, you may also exercise an oversubscription right (the "**Oversubscription Right**") to purchase additional shares of Common Stock that remain unsubscribed at the expiration of the Rights Offering, subject to availability and allocation of shares among persons exercising this Oversubscription Right. If there is a change of address and you wish to subscribe, please note the new address and notify the subscription agent, Computershare Trust Company, N.A. (the "**Subscription Agent**"), at the address listed in the Prospectus (as defined below) under the heading "The Rights Offering—Subscription Agent."

The Subscription Rights are not transferable in any way, except to affiliates of the recipient and except by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered to the Subscription Agent prior to the Expiration Date (as defined below) by mail or by overnight courier to the Subscription Agent at the address specified in the Prospectus and Instructions for Use of Pilgrim's Pride Corporation Subscription Certificate.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Company's prospectus dated [ ], 2012 (the "**Prospectus**"), which is incorporated herein by reference. Additional copies of the Prospectus are available upon request from the information agent, Georgeson, Inc., at (800) 314-4549. Capitalized terms used but not defined herein have the meanings set forth in the Prospectus.

In order to exercise your Subscription Rights, you must either (i) complete and sign this subscription certificate (the "Subscription Certificate") on the back and return it in the envelope provided together with full payment of the Subscription Price multiplied by the total number of shares for which you have subscribed (including pursuant to the oversubscription privilege), or (ii) present a properly completed Notice of Guaranteed Delivery, to the Subscription Agent, in either case before 5:00 p.m., New York City time, on [ ], 2012, subject to extension or earlier termination (the "Expiration Date"). Any Subscription Rights not exercised prior to the Expiration Date will expire and will have no value. Any subscription for shares of Common Stock in the Rights Offering made hereby is irrevocable.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

12345678 CLS XRT2 COYC

001CD40015 01EQOA

Full payment of the Subscription Price per share for all shares subscribed for pursuant to both the Basic Subscription Right and the Oversubscription Right must accompany this Subscription Certificate and must be made in full in United States dollars by (i) uncertified check drawn against a U.S. bank payable to "Computershare Trust Company, N.A. (acting as subscription agent for Pilgrim's Pride)", (ii) certified or cashier's check or bank draft drawn upon a U.S. bank and payable to "Computershare Trust Company, N.A. (acting as subscription agent for Pilgrim's Pride)", (iii) U.S. postal money order payable to "Computershare Trust Company, N.A. (acting as subscription agent for Pilgrim's Pride)". If you exercise less than all of the Subscription Rights evidenced by your Subscription Certificate, the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Subscription Rights upon your request. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Subscription Rights evidenced thereby.

Subscription Rights holders are advised to review the Prospectus, the Instructions for Use of Pilgrim's Pride Corporation Subscription Certificate included with this Subscription Certificate, copies of which are available from the Subscription Agent, before exercising their Subscription Rights.

SECTION 1

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Subscription Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

Basic Subscription Rights:

I apply for ____________ shares at $4.50 each = $____________

(no. of new whole shares) (Subscription Price)

Oversubscription Rights: IF YOU HAVE FULLY SUBSCRIBED FOR YOUR BASIC SUBSCRIPTION RIGHT AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVERSUBSCRIPTION RIGHT:

I apply for ____________ shares at $4.50 each = $____________

(no. of new whole shares) (Subscription Price)

Total Amount Enclosed In Cash and/or Securities = $____________

☐ Check here if the Basic Subscription Rights do not account for all of the Subscription Rights represented by this Subscription Certificate and you wish to receive a new Subscription Certificate evidencing the remaining Subscription Rights to which the undersigned is entitled.

SECTION 2 — ACKNOWLEDGMENT

THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

I/We acknowledge receipt of the Prospectus contained with this Subscription Certificate and understand that after delivery to Computershare Trust Company, N.A., as Subscription Agent for Pilgrim's Pride Corporation, I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number contained herein, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Pilgrim's Pride Corporation transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder: ____________ Date: ____________

Address: ____________ Phone: ____________

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name: ____________ Capacity: ____________ Soc. Sec. #/Tax ID #: ____________

Address: ____________ Phone: ____________

---

* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares indicated above, or if the number of shares being subscribed for is not specified, the Subscription Rights holder exercising this Subscription Certificate shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of shares for which you have indicated an intention to subscribe (such excess being the "**Subscription Excess**"), then you will be deemed to have exercised the Oversubscription Rights to the full extent of the excess payment tendered, to purchase, to the extent available, the maximum number of shares of our common stock that could be purchased with your over-payment. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction, promptly after the expiration of the subscription period.

Computershare Trust Company, N.A.

By Mail:	*By Express Mail or Overnight Courier:*
Computershare Trust Company, N.A. Attention: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02941-3011	Computershare Trust Company, N.A. Attention: Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to the information agent, Georgeson, Inc., at (800) 314-4549.